Exhibit 99.2

Hercules Announces Intention to Partially Redeem its 6.25% Notes due 2024

Partial Redemption to Save Approximately $6.6 Million, or $0.08 per Share, in Annual

Interest and Fee Expenses

PALO ALTO, Calif., February 20, 2018 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company to innovative, venture growth, pre-IPO and M&A stage companies backed by leading venture capital firms, today announced its intent to redeem approximately $100.0 million (face value) in issued and outstanding aggregate principal amount of the Company’s 6.25% Notes due 2024 (CUSIP No. 427096 862) (the “Notes”), which were issued pursuant to the indenture dated as of March 6, 2012, between the Company and U.S. National Bank Association, as trustee, as supplemented by the third supplemental indenture dated as of July 14, 2014 (the “Indenture”). The Notes trade on the New York Stock Exchange under the ticker symbol “HTGX”. The redemption price will be par $25.00 per Note plus accrued and unpaid interest through, but excluding, the redemption date, April 2, 2018.

The partial redemption of the Notes will result in certain interest savings if the Notes were otherwise left outstanding through maturity, but will also accelerate the amortization of certain underwriting fees resulting in an increase in related expense in the period the Notes are redeemed. Hercules intends to make additional redemptions on the Notes throughout the 2018 calendar year, depending on its anticipated cash needs. The Company will provide notice for and complete all redemptions in compliance with the terms of the Indenture.

The Notes should be presented and surrendered by mail or by hand at the office of the Paying Agent, U.S. Bank National Association, Corporate Trust Services, 111 Fillmore Avenue E, St. Paul, MN 55107. The settlement of the redemption is expected to occur on April 2, 2018. Questions related to the notice of redemption and related materials should be directed to U.S. Bank via telephone at 1-800-934-6802.

The retirement of the $100.0 million Notes will save the Company approximately $6.6 million in annual interest and fee expense, or $0.08 NII per share annually, based on the 83.8 million weighted average shares outstanding on December 31, 2017.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $7.0 billion to over 390 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.” In addition, Hercules has three outstanding bond issuances of 6.25% Unsecured Notes due July 2024 (NYSE: HTGX), 4.375% Convertible Senior Notes due February 2022 and 4.625% Unsecured Notes due October 2022.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com